Exhibit 99.1

SWISHER ANNOUNCES RESULTS FOR THE THREE AND SIX MONTHS
ENDED JUNE 30, 2014

CHARLOTTE, NC – August 11, 2014 – Swisher Hygiene Inc. (“Swisher”) (NASDAQ: SWSH), a leading service provider of essential hygiene and sanitizing solutions, announced today results for the three and six months ended June 30, 2014.  All amounts in this news release are in United States dollars.

Second Quarter 2014 Highlights

●
Total revenue of $50.0 million for the second quarter of 2014, a 10% decrease compared to the second quarter of 2013.  Excluding revenue related to non-core linen routes and businesses subsequently sold and held for sale, revenue for the second quarter of 2014 was down 5% from the prior-year period.

●
Adjusted EBITDA loss of $2.1 million for the second quarter of 2014, based on a net loss from continuing operations of $15.1 million, as compared to an Adjusted EBITDA loss of $4.7 million for the second quarter of 2013, based on a net loss from continuing operations of $14.9 million.  For a reconciliation of non-GAAP to GAAP measures, please review the disclosures and table included with this release.

●
During the second quarter 2014, Swisher recorded a non-cash goodwill impairment charge of $5.8 million in conjunction with its impairment test and recorded an additional $1.0 million of impairment on remaining assets held for sale.  The impairments will neither affect Swisher’s liquidity or cash flows, nor impact Swisher’s future operations.

●
Basic and diluted loss per share of $0.86 for the second quarter of 2014, compared to basic and diluted loss per share of $0.88 in the second quarter of 2013.  Excluding non-cash impairment charges in the second quarter of 2014, basic and diluted loss per share would have been $0.47.

“We were pleased to see continued improvement in our overall cost structure toward our near-term goal of becoming Adjusted EBITDA breakeven, despite recording lower year-over-year revenue,” said William M. Pierce, President and Chief Executive Officer of Swisher.  “While our core markets experienced generally soft conditions in the first half of the year, we are continuing to win profitable new business, remain keenly focused on our sales pipeline, and are working diligently toward achieving year-over-year revenue growth by ‘Selling Through Service’, which we believe is the key driver in maximizing profitability and achieving positive operating cash flow.”

Reclassification

In the first quarter of 2014, the Company began implementing a realignment of its field service and sales organization and as a result the primary function of certain job titles has shifted from primarily sales focused to service focused.  Based on the change in the job functions, the related payroll expense will be classified within route expense, which the Company defines as employee costs incurred to provide service and deliver products to customers.   To facilitate comparability between the periods, certain selling, general and administrative expenses for the three months ended June 30, 2013 have been reclassified to route expense to conform to the current year’s presentation as follows: a $2.9 million increase in route expense and a $2.9 million decrease in selling, general and administrative expense.  For the six months ended June 30, 2013, the following amounts have been reclassified to route expense: a $5.6 million increase in route expense and a $5.6 million decrease in selling, general and administrative expense.  There was no impact to loss from continuing operations, net loss or loss per share as a result of the reclassification.

Second Quarter 2014 Results

For the three months ended June 30, 2014, Swisher reported total revenue of $50.0 million, a 10% decrease from $55.4 million in the three months ended June 30, 2013.  Excluding revenue related to non-core linen routes and businesses subsequently sold and held for sale, revenue for the second quarter of 2014 was down 5% from the prior-year period.

Total costs and expenses for the three months ended June 30, 2014 decreased 7% to $64.7 million, compared to $69.8 million in the three months ended June 30, 2013.  Excluding $6.8 million related to both an impairment loss on goodwill and an impairment loss on assets held for sale in the three months ended June 30, 2014, and $3.2 million of impairment and non-routine professional expenses in the three months ended June 30, 2013, total costs and expenses decreased 13% compared to the three months ended June 30, 2013.

For the three months ended June 30, 2014 and 2013, respectively:

	Q2 2014	Q2 2013
Cost of sales as a % of revenue	46.0%	44.1%
Route expense as a % of revenue 1	25.4%	25.8%
SG&A expense as a % of revenue	34.3%	43.5%
SG&A expense (excluding unusual expenses) as a % of revenue	34.3%	40.8%

1 Represents route expenses as a percentage of total non-franchise revenue.

Cost of sales declined $1.4 million, or 6%, from the prior-year period.  Route expense declined $1.6 million, or 11%, from the prior-year period.  SG&A expense (excluding unusual expenses, which consists of non-routine professional fees and investigation and review-related expenses) declined $5.5 million, or 24%, from the prior-year period.

The increase in cost of sales as a percentage of revenue from the prior-year period primarily reflects $0.5 million related to a realignment of freight costs previously classified in SG&A in 2013 as well as changes in Swisher’s revenue mix.  The decrease in route expenses as a percentage of revenue from the prior-year period primarily reflects route optimization efforts, partially offset by the decline in second quarter 2014 revenue.  SG&A expenses (excluding unusual expenses) as a percentage of revenue declined from the prior-year period, reflecting cost efficiencies, a reduction in stock-based compensation and the sale of linen assets.

Net loss for the three months ended June 30, 2014 was $15.1 million, compared to net loss of $15.4 million in the three months ended June 30, 2013.  Net loss for the three months ended June 30, 2013 includes a $0.5 million loss from discontinued operations, net of tax.

Adjusted EBITDA loss for the three months ended June 30, 2014 was $2.1 million, compared to an Adjusted EBITDA loss of $4.7 million in the three months ended June 30, 2013.

Six Months 2014 Results

For the six months ended June 30, 2014, Swisher reported total revenue of $98.3 million, a 9% decrease from $107.4 million in the six months ended June 30, 2013.  Excluding revenue related to non-core linen routes and businesses subsequently sold and held for sale, revenue for the first six months of 2014 was down 4% from the prior-year period.

Total costs and expenses for the six months ended June 30, 2014 decreased 9% to $126.0 million, compared to $138.6 million in the six months ended June 30, 2013.  Excluding $9.0 million related to an impairment loss on goodwill, an impairment loss on assets held for sale and legal expenses in the six months ended June 30, 2014, and $7.1 million of investigation and review-related expenses and impairment on assets held for sale in the six months ended June 30, 2013, total costs and expenses decreased 11% compared to the six months ended June 30, 2013.

For the six months ended June 30, 2014 and 2013, respectively:

	YTD 2014	YTD 2013
Cost of sales as a % of revenue	45.6%	43.7%
Route expense as a % of revenue 1	25.6%	25.7%
SG&A expense as a % of revenue	37.6%	47.9%
SG&A expense (excluding unusual expenses) as a % of revenue	37.3%	42.9%

1 Represents route expenses as a percentage of total non-franchise revenue.

Cost of sales declined $2.2 million, or 5%, from the prior-year period.  Route expense declined $2.4 million, or 9%, from the prior-year period.  SG&A expense (excluding unusual expenses) declined $9.4 million, or 20%, from the prior-year period.

The increase in cost of sales as a percentage of revenue from the prior-year period primarily reflects $1.0 million related to a realignment of freight costs previously classified in SG&A in 2013 as well as changes in Swisher’s revenue mix.  The slight decrease in route expenses as a percentage of revenue from the prior-year period primarily reflects route optimization efforts, partially offset by the decline in six month 2014 revenue.  SG&A expenses (excluding unusual expenses) as a percentage of revenue declined from the prior-year period, reflecting cost efficiencies, a reduction in stock-based compensation and the sale of linen assets.

Net loss for the six months ended June 30, 2014 was $28.9 million, compared to net loss of $32.6 million in the six months ended June 30, 2013.  Net loss for the six months ended June 30, 2013 includes a $0.5 million loss from discontinued operations, net of tax.

Adjusted EBITDA loss for the six months ended June 30, 2014 was $7.3 million, compared to an Adjusted EBITDA loss of $11.0 million in the six months ended June 30, 2013.

Cash and Capital Resources

As of June 30, 2014, Swisher had $13.3 million of unrestricted cash and cash equivalents on its balance sheet and $4.7 million in outstanding debt.  During the second quarter of 2014, Swisher Hygiene repaid $1.3 million of outstanding debt.

Conference Call

Swisher will host a conference call to discuss second quarter 2014 results on Tuesday, August 12 at 8:30 a.m. Eastern Time.

The conference call can be accessed over the phone by dialing 1-855-437-4412 or for international callers by dialing 1-484-756-4295; please dial-in 10 minutes before the start of the call.  A replay will be available two hours after the call and can be accessed by dialing 1-855-859-2056 or for international callers by dialing 1-404-537-3406; the conference ID is 85868888.  The replay will be available until Tuesday, August 19, 2014.

In order to access the live webcast, please go to the Investors section of Swisher’s website at www.swsh.com and click on the webcast link that will be made available.  A replay will be available shortly after the original webcast.

Non-GAAP Financial Measures

This press release and the attached financial tables contain certain non-GAAP financial measures.  In addition to net income determined in accordance with GAAP, we use certain non-GAAP measures such as “Adjusted EBITDA” in assessing Swisher’s operating performance. Swisher believes this non-GAAP measure serves as an appropriate measure to be used in evaluating the performance of its business.

Swisher defines Adjusted EBITDA as net loss excluding the impact of income taxes, goodwill impairment, depreciation and amortization expense, impairment on assets held for sale, investigation and review related expenses, non-routine professional fees, net interest expense, foreign currency, stock based compensation, and severance.

Swisher presents Adjusted EBITDA because the Company considers it an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of its results. Management uses this non-GAAP financial measure frequently in its decision-making because it provides supplemental information that facilitates internal comparisons to the historical operating performance of prior periods and gives an additional indication of Swisher’s core operating performance.  Swisher includes this non-GAAP financial measure in its earnings announcement in order to provide transparency to its investors and enable investors to better compare its operating performance with the operating performance of its competitors.  Adjusted EBITDA should not be considered in isolation from, and is not intended to represent an alternative measure of, revenue, operating results or cash flows from operating activities as determined in accordance with GAAP. Additionally, Swisher’s definition of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Under SEC rules, Swisher is required to provide a reconciliation of non-GAAP measures to the most directly comparable GAAP measures.  Accordingly, the following is a reconciliation of Adjusted EBITDA to Swisher’s net losses for the three and six months ended June 30, 2014 and 2013:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
	(In thousands)
Net loss from continuing operations	$(15,147)	$(14,885)	$(28,939)	$(32,124)
Income tax (benefit) expense	(60)	341	(23)	767
Depreciation and amortization expense	5,175	5,503	10,533	11,152
Interest expense, net	142	70	216	157
Foreign currency	85	1	100	2
Stock-based compensation	515	965	1,011	1,719
Severance	392	139	798	285
Investigation and review-related expenses	-	500	225	4,423
Non-routine professional fees	-	1,017	-	1,017
Impairment loss on assets held for sale	960	1,638	2,989	1,638
Impairment loss on goodwill impairment	5,821	-	5,821	-
Adjusted EBITDA	$(2,117)	$(4,711)	$(7,269)	$(10,964)

Cautionary Statement on Forward-Looking Information

All statements other than statements of historical fact contained in this press release and on the conference call constitute “forward-looking information” or “forward-looking statements” within the meaning of the U.S. federal securities laws and the Securities Act (Ontario) and are based on the expectations, estimates and projections of management as of the date of this press release unless otherwise stated. All statements other than historical facts are, or may be, deemed to be forward looking statements. The words “plans,” “expects,” “is expected,” “scheduled,” “estimates,” or “believes,” or similar words or variations of such words and phrases or statements that certain actions, events or results “may,” “could,” “would,” “might,” or “will be taken,” “occur,” and similar expressions identify forward-looking statements.

Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by Swisher as of the date of such statements, are inherently subject to significant business, economic and competitive uncertainties and contingencies.  All of these assumptions have been derived from information currently available to Swisher including information obtained by Swisher from third-party sources. These assumptions may prove to be incorrect in whole or in part.  All of the forward-looking statements made in this press release and on the conference call are qualified by the above cautionary statements and those made in the “Risk Factors” section of Swisher’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission, available on www.sec.gov, and with Canadian securities regulators available on Swisher’s SEDAR profile at www.sedar.com, and Swisher’s other filings with the Securities and Exchange Commission and with Canadian securities regulators available on Swisher’s SEDAR profile at www.sedar.com. The forward-looking information set forth in this press release and on the conference call is subject to various assumptions, risks, uncertainties and other factors that are difficult to predict and which could cause actual results to differ materially from those expressed or implied in the forward-looking information. Swisher disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

About Swisher Hygiene Inc.

Swisher Hygiene Inc. is a NASDAQ listed service company delivering essential hygiene and sanitizing solutions to customers in a wide range of end-markets, with a particular emphasis on the foodservice, hospitality, retail and healthcare industries.  These solutions are typically delivered by employees on a regularly scheduled basis and involve providing Swisher’s customers with consumable products such as detergents, cleaning chemicals, soap, paper, water filters and supplies, together with the rental and servicing of dish machines and other equipment for the dispensing of those products, as well as additional services such as the cleaning of restrooms and other facilities.  Swisher is committed to service excellence, as what Swisher does matters to thousands of customers on a daily basis, helping to create the cleanest and healthiest environments.

For Further Information, Please Contact:

Swisher Hygiene Inc.

Investor Contact :
Amy Simpson
Phone: (704) 602-7116

SWISHER HYGIENE INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS  (Unaudited)
(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenue
Products	$44,780	$48,996	$88,021	$95,033
Services	4,809	5,909	9,503	11,653
Franchise and other	366	481	726	723
Total revenue	49,955	55,386	98,250	107,409

Costs and expenses
Cost of sales (exclusive of route expenses and related depreciation and amortization)	22,973	24,399	44,785	46,965
Route expenses	12,598	14,196	24,961	27,383
Selling, general, and administrative expenses	17,134	24,106	36,904	51,469
Depreciation and amortization	5,175	5,503	10,533	11,152
Impairment loss on assets held for sale	960	1,638	2,989	1,638
Impairment loss on goodwill	5,821	-	5,821	-
Total costs and expenses	64,661	69,842	125,993	138,607
Loss from continuing operations	(14,706)	(14,456)	(27,743)	(31,198)

Other expense, net	(501)	(88)	(1,219)	(159)
Net loss from continuing operations before income taxes	(15,207)	(14,544)	(28,962)	(31,357)
Income tax benefit (expense)	60	(341)	23	(767)
Net loss from continuing operations	(15,147)	(14,885)	(28,939)	(32,124)
Loss from discontinued operations, net of tax	-	(499)	-	(499)
Net loss	(15,147)	(15,384)	(28,939)	(32,623)

Comprehensive loss
Employee benefit plan adjustment, net of tax	-	3	-	3
Foreign currency translation adjustment	16	(55)	1	(53)
Comprehensive loss	$(15,131)	$(15,436)	$(28,938)	$(32,673)

Loss per share (1)
Basic and diluted (continuing operations)	$(0.86)	$(0.88)	$(1.64)	$(1.86)
Basic and diluted (discontinued operations)	-	(0.00)	-	(0.00)

Weighted-average common shares used in the computation of loss per share (1)
Basic and diluted	17,703,886	17,528,886	17,696,221	17,522,350

(1)	All outstanding share amounts and computations using such amounts have been retroactively adjusted to reflect the June 3, 2014 one-for-ten reverse stock split.

 SWISHER HYGIENE INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share data)

	June 30,	December 31,
	2014	2013
	(Unaudited)
Current assets
Cash and cash equivalents	$13,307	$21,465
Restricted cash	2,287	3,558
Accounts receivable (net of allowance for doubtful accounts of approximately $1.4 million at June 30, 2014 and $2.0 million at December 31, 2013)	19,047	21,010
Inventory, net	14,523	14,032
Deferred income taxes	96	935
Assets held for sale	341	4,520
Other assets	3,987	5,782
Total current assets	53,588	71,302
Restricted cash	2,301	2,117
Property and equipment, net	41,176	43,842
Goodwill	-	5,821
Other intangibles, net	7,526	8,436
Customer relationships and contracts, net	25,603	28,575
Other noncurrent assets	1,282	1,624
Total assets	$131,476	$161,717

Current liabilities
Accounts payable	$12,784	$8,794
Accrued expense	11,165	11,951
Long-term debt and obligations due within one year	3,044	5,251
Liabilities of discontinued operations	62	2,131
Total current liabilities	27,055	28,127
Long-term debt and obligations	1,685	2,003
Deferred income taxes	163	1,053
Other long-term liabilities	3,335	3,348
Total noncurrent liabilities	5,183	6,404

Commitments and contingencies

Equity
Preferred stock, par value $0.001, authorized 10,000,000 shares; no shares issued and outstanding at June 30, 2014 and December 31, 2013	-	-
Common stock, par value $0.001, authorized 600,000,000 shares; 17,587,139 shares and 17,577,323 shares issued and outstanding at June 30, 2014 and December 31, 2013 (1)	18	18
Additional paid-in capital (1)	389,242	388,252
Accumulated deficit	(289,494)	(260,555)
Accumulated other comprehensive loss	(528)	(529)
Total equity	99,238	127,186
Total liabilities and equity	$131,476	$161,717

(1)	All outstanding share amounts and computations using such amounts have been retroactively adjusted to reflect the June 3, 2014 one-for-ten reverse stock split.